Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MEDLEY CAPITAL CORPORATION

Medley Capital Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”) does hereby certify:

1.           This Certificate of Amendment (this “Certificate of Amendment”) amends the Corporation’s Certificate of Incorporation (the “Certificate”) solely to reflect a change in the name of the Corporation.

2.           The first sentence of Section 1.1 of Article One of the Certificate is hereby deleted and replaced in its entirety with the following:

“The name of the Corporation is PhenixFIN Corporation (the “Corporation”).”

3.           This Certificate of Amendment has been duly adopted in accordance with Section 242 of the DGCL.

5.           This Certificate of Amendment shall become effective at 12:01 a.m. (Eastern Time) on January 1, 2021.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed this 28th day of December, 2020.

Medley Capital Corporation

By:	/s/ David Lorber
Title:	Director
Name:	David Lorber